SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 17, 2006

AEGIS ASSESSMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50213	72-1525702
(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

7975 N. Hayden Road, Suite D363, Scottsdale, AZ		85258
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (480) 778-9140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 17, 2006, Aegis Assessments, Inc. (the “Company”) entered into a subscription agreement (the “Agreement”) for the private placement of certain promissory notes with accredited investors in the principal aggregate amount of $500,000 (the “Notes”). The three accredited investors participating in the offering were Harborview Master Fund LP, in the principal amount of $125,000; DKR Soundshore Oasis Holding Fund Ltd., in the principal amount of $125,000; and Alpha Capital Aktiengesellschaft, in the principal amount of $250,000 (the “Subscribers”). The Notes each have a one-year maturity date and provide for simple interest payable on each Note at the annual rate of 10%. The Subscribers have the right from and after the date of the issuance of the Notes until the Notes are fully paid, to convert any outstanding and unpaid principal portion of each Note, and accrued interest, at the election of such Subscriber into fully paid and nonassessable shares of the Company’s common stock at a conversion price per share of $0.15.

The Company also agreed to issue and deliver certain warrants to the Subscribers in connection with the Agreement. Each Subscriber received one Class A Warrant and one Class B Warrant (together the “Warrants”) for the right to purchase the number of shares of common stock equal to the number of shares of common stock underlying each Note assuming conversion as of February 17, 2006. The Class A Warrant is immediately exercisable for an exercise price of $0.25 per share and expires on February 17, 2011. The Class B Warrant is immediately exercisable for an exercise price of $0.60 per share and expires on February 17, 2009. The Company has agreed to file a registration statement registering the shares underlying the Notes and the Warrants.

The Company also entered into a security agreement to secure the Notes and pursuant to such security agreement the Subscribers have been granted a security interest in all the assets of the Company. The Subscribers appointed a collateral agent to represent them collectively in connection with such security agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

The information provided in the first two paragraphs of Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The Company issued and sold the Notes and the Warrants to “accredited investors” in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Act”) afforded by the provisions of Section 4(2) of the Act and/or Rule 506 of Regulation D because the offer and sale did not involve a public offering. In its determination of an exemption, the Company relied on representations of the Subscribers that such Subscribers is an “accredited investor,” as that term is defined in Rule 501 of Regulation D, and such other representations as are customarily provided.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2006

Aegis Assessments, Inc.

/s/ Richard Reincke
Richard Reincke
President/Chief Operating Officer